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                                                                  EXHIBIT (c)(9)

                  [LOGO OF MICRON ELECTRONICS APPEARS HERE]

                            EMPLOYMENT TERM SHEET

1.  EMPLOYER:  NetFRAME a subsidiary or a division of Micron Electronics, Inc.

2.  EMPLOYEE:  Terry Hartsfield

3. PROPOSED TITLE: Vice President, Customer Service & Quality of NetFRAME, a subsidiary or a division of Micron Electronics, Inc.

4.  INITIAL SALARY:    $175,000

5.  STOCK OPTIONS:     Number of Options          25,000
                       Term of Option             6 years
                       Vesting                    20% per year for 5 years
                       Pricing                    FMV on date of grant
                       Date of grant              Effective date of acquisition

6.  BONUS:             Target Amount              $175,000
                       -50% or $87,500 tied to achievement of July through December 1997 financial goals attached hereto and achievement of technological goals to be mutually agreed to by the parties.
                       Paid in two installments as follows:
                                $43,750 paid upon achievement of goals
                                $43,750 paid one year following achievement of
                                 goals
                       -50% or $87,500 tied to achievement of January through June 1998 financial goals attached hereto paid and achievement of technological goals to be mutually agreed to by the parties.
                       Paid in two installments as follows:
                                $43,750 paid upon achievement of goals
                                $43,750 paid one year following achievement of
                                 goals
                       Payments are contingent on continued employment through date of distribution

7. The parties agree that the terms of the Change of Control Agreement entered into by the undersigned with NetFRAME Systems Incorporated shall remain in effect provided that acceptance of the proposed position and terms set forth above does not constitute actual or constructive termination of employment under the terms of such Change of Control Agreement.

8. The terms set forth herein are contingent upon 1) the acquisition by Micron Electronics, Inc. of more than 50% of the total voting control of NetFRAME Systems Incorporated within 120 days of June 8, 1997, and 2) the approval of the Board of Directors of Micron Electronics, Inc.

9.  The forgoing is acceptable to the parties.


                                                /s/ Terry Hartsfield
                                     Signature______________________________


                                                   6/9/97
                                     Date___________________________________


                                     Accepted by Micron Electronics, Inc.


                                          /s/ T. Erik Oaas
                                     By:____________________________________


                                                   6/9/97
                                     Date:__________________________________